Exhibit 10.01
EXECUTION VERSION
COOPERATION AGREEMENT
This Cooperation Agreement (this “Agreement”), effective as of May 14, 2025 (the “Effective Date”), is entered into by and between Harte Hanks, Inc., a Delaware corporation (the “Company”) and Gary S. Rosenbach, Susan Rosenbach and his and her Affiliates (collectively, “Stockholder”). The Company and Stockholder are together referred to herein as the “Parties,” and each of the Company and Stockholder, respectively, a “Party.” Unless otherwise defined herein, capitalized terms shall have the meanings given to them in Section 14 hereof.
WHEREAS, as of the Effective Date, Stockholder, to the best of its knowledge and after reasonably inquiry, that it has beneficial ownership (as determined under Rule 13d-3 promulgated under the Securities Exchange Act of 1934, as amended, and the rules or regulations promulgated thereunder (the “Exchange Act”)) interests in the common stock, $1.00 par value per share, of the Company (the “Common Stock”), totaling, in the aggregate, 2,118,635 shares of Common Stock, approximately 28.7% of the Common Stock issued and outstanding on the Effective Date; and
WHEREAS, the Company and Stockholder desire to enter into this Agreement to reflect their agreement with respect to certain matters resulting from Stockholder’s ownership of the Common Stock.
NOW, THEREFORE, in consideration of the promises, representations and mutual covenants and agreements set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties hereby agree as follows:
SECTION 1Standstill From and after the Effective Date until Stockholder ceases to beneficially own 10% or more of the issued and outstanding Common Stock, or the Agreement terminates pursuant to Section 8 (the “Standstill Period”), Stockholder agrees that it shall not, and shall cause its Affiliates not to, without the consent of the Company, directly or indirectly:
(a)acquire, offer or seek to acquire, agree to acquire, or acquire rights or options to acquire, whether by purchase, tender or exchange offer, through the acquisition of control of another person, through swap or hedging transactions or otherwise, (i) any securities of the Company, any rights decoupled from the underlying securities of the Company, or any derivative securities, contracts or instruments in any way related to the price of shares of Common Stock, or (ii) any assets or liabilities of the Company;
(b)make any public announcement or proposal with respect to, or publicly offer or propose, (i) any form of business combination or acquisition or other transaction relating to a material amount of assets or securities of the Company or any of its subsidiaries, (ii) any form of restructuring, recapitalization or similar transaction with respect to the Company or any of its subsidiaries or (iii) any form of tender or exchange offer for Voting Securities, whether or not such transaction involves a Change of Control; it being understood that the foregoing shall not prohibit Stockholder or its Affiliates from selling or tendering their shares of Common Stock, and otherwise receiving consideration, pursuant to any such transaction on the same basis as other stockholders of the Company;

Exhibit 10.01
EXECUTION VERSION
(c)engage in, or knowingly assist in the engagement in (including, without limitation, engagement by use of or in coordination with a universal proxy card), any solicitation of proxies or written consents to vote any Voting Securities, or conduct, or assist in the conducting of, any type of binding or nonbinding referendum with respect to any Voting Securities, or knowingly assist or participate in any other way, directly or indirectly, in any solicitation of proxies (or written consents) with respect to, or from the holders of, any Voting Securities, or otherwise become a “participant” in a “solicitation,” as such terms are defined in Instruction 3 of Item 4 of Schedule 14A and Rule 14a-1 of Regulation 14A, respectively, under the Exchange Act, to vote any securities of the Company (including, without limitation, by initiating, encouraging or participating in any “withhold” or similar campaign), in each case, other than in a manner that is consistent with the Board’s recommendation on a matter;
(d)advise or knowingly encourage any person with respect to the voting of (or execution of a written consent in respect of) or disposition of any securities of the Company, other than in a manner that is consistent with the Board’s recommendation on a matter (it being understood that the foregoing shall not prevent Stockholder from communicating with stockholders of the Company or others pursuant to Rule 14a-1(l)(2)(iv) in connection with an Extraordinary Transaction);
(e)deposit any Voting Securities in any voting trust or subject any Voting Securities to any arrangement or agreement with respect to the voting of any Voting Securities (other than (i) any such voting trust, arrangement or agreement solely among Stockholder and its Affiliates that is otherwise in accordance with this Agreement or (ii) customary brokerage accounts, margin accounts, prime brokerage accounts and the like);
(f)call or seek to call, or request the call of, alone or in concert with others, any meeting of stockholders, whether or not such a meeting is permitted by the bylaws, including, without limitation, a “town hall meeting”;
(g)seek, or knowingly encourage or advise any person, to submit nominations in furtherance of a “contested solicitation” for the election or removal of directors with respect to the Company or seek, or knowingly encourage or take any other action with respect to the election or removal of any directors;
(h)form, join or in any other way participate in any “group” (within the meaning of Section 13(d)(3) of the Exchange Act) with respect to any Voting Security (other than a group that includes all or some of the persons or members of Stockholder); provided, however, that nothing herein shall limit the ability of an Affiliate of Stockholder to in any way participate in a “group” comprising Stockholder following the execution of this Agreement, so long as any such Affiliate, if required under the Exchange Act, files a Schedule 13D or an amendment thereof (including by way of appearing as a “reporting person” on the Stockholder Schedule 13D (defined below) or any amendment thereof), as applicable, within two (2) business days thereafter disclosing that Stockholder has formed a group with such Affiliate; provided, further, for the avoidance of doubt, in such instance, Stockholder acknowledges and agrees it shall inform such Affiliates that it or they shall be subject to, and bound by, the terms and conditions of this Agreement and Stockholder shall be responsible for any breach of this Agreement by any such Affiliates;

Exhibit 10.01
EXECUTION VERSION
(i)make any request or submit any proposal to amend or waive the terms of this Section 1 other than through non-public communications with the Company that would not be reasonably likely to trigger public disclosure obligations for any Party; or
(j)enter into any discussions, negotiations, agreements or understandings with any Third Party with respect to any action that Stockholder is prohibited from taking pursuant to this Section 1, or advise, assist, knowingly encourage or seek to persuade any Third Party to take any action or make any statement with respect to any such action, or otherwise take or cause any action or make any statement inconsistent with any of the foregoing.
Notwithstanding the foregoing: the restrictions in this Section 1 shall not (i) prevent Stockholder or its Representatives from (i) making (A) any factual statement as required by applicable subpoena, legal process or other legal requirement from any governmental authority with competent jurisdiction over the party from whom information is sought (so long as such requirement did not arise as a result of action by Stockholder) or (B) any private communication to the Company regarding any matter that would not reasonably be expected to trigger public disclosure obligations for any persons or result in any public disclosure of such communications; (ii) granting any lien or encumbrance on any claim or interest in favor of a bank or broker-dealer or prime broker holding such claim or interest in custody or prime brokerage in the ordinary course of business, which lien or encumbrance is released upon the transfer of such claim or interest in accordance with the terms of the custody or prime brokerage agreement(s), as applicable; and (iii) negotiating, evaluating or trading, directly or indirectly, in any index fund, exchange-traded fund, benchmark fund or broad basket of securities that may contain or otherwise reflect the performance of, but does not primarily consist of, securities of the Company; and
SECTION 2.Voting. From and after the Effective Date, until the conclusion of the Company’s 2026 annual meeting of stockholders, Stockholder agrees that, at each annual or special meeting of stockholders of the Company (including, without limitation, any adjournments or postponements thereof and any meetings which may be called in lieu thereof), whether such meeting is held at a physical location, virtually by means of remote communications or a hybrid combination thereof, it will vote or cause to be voted all Voting Securities beneficially owned by it which Stockholder has the right to vote (or to direct the vote of) as of the applicable record date in accordance with the Board’s recommendations with respect to (a) the election, removal or replacement of any director and (b) any other proposal to be submitted to the stockholders of the Company by either the Company or any stockholder of the Company. Notwithstanding the foregoing, and for the avoidance of doubt, Stockholder shall be permitted to vote in its discretion (i) at any time on any Extraordinary Transaction and (ii) in any manner with respect to any matter from and after the conclusion of the Company’s 2026 annual meeting of stockholders.
SECTION 3.Mutual Non-Disparagement
(a)During the Standstill Period, Stockholder agrees that neither it nor any of its Affiliates shall, directly or indirectly, make any public statement, or take any action that is intended to result in a public statement, that constitutes an ad hominem attack on, or otherwise disparages, defames or damages the reputation or good name of the Company or its Affiliates or

Exhibit 10.01
EXECUTION VERSION
any of the Company’s directors, officers or employees (solely in connection with their service in such capacities), or Associates or is otherwise critical, negative towards or derogatory of the Company or its Affiliates or any of the Company’s directors, officers or employees, or Associates.
(b)During the Standstill Period, the Company agrees that neither it nor any of its Affiliates shall, directly or indirectly, make any public statement, or take any action that is intended to result in a public statement, that constitutes an ad hominem attack on, or otherwise disparages, defames or damages the reputation or good name of Stockholder or its Affiliates or is otherwise critical, negative towards or derogatory of Stockholder or its Affiliates.
(c)Notwithstanding the foregoing, nothing in this Section 3 or elsewhere in this Agreement shall (i) prohibit any Party from (A) making any factual statement or disclosure required under United States and other applicable securities laws or other applicable laws (including, without limitation, to comply with any subpoena or other legal process from any governmental or regulatory authority with competent jurisdiction over the relevant Party hereto) or United States stock exchange regulations, or (B) voluntarily reporting what it reasonably believes to be violations of federal law or regulation to any governmental authority pursuant to Section 21F of the Exchange Act or Rule 21F promulgated thereunder or otherwise providing information (not otherwise protected from disclosure by any applicable law or privilege) to any national, federal, state or local governmental agency or regulator regarding any potential violations of law or regulation (it being understood that both Parties acknowledge that neither Party is required to provide notice to the other in connection any such communication with a national, federal, state or local governmental agency or regulator); (ii) apply to any private communications
(A) between and among Stockholder and its Affiliates or Associates, and its and their Representatives (in their respective capacities as such), on the one hand, and among the Company and its Affiliates and Representatives (in their respective capacities as such), on the other hand, or
(B) among Stockholder and its Affiliates, Associates and Representatives, as applicable; or (iii) apply to any statements regarding the Company’s operational or stock price performance or any strategy, plans, or proposals of the Company that only speak to a matter that has been made public by the Company and that do not defame or damage the reputation or good name of the Company or any of the Company’s directors, officers or employees (solely in connection with their service in such capacities) (“Opposition Statements”); provided, further, that if any Opposition Statement is made by Stockholder, the Company shall be permitted to publicly respond with a statement similar in scope to any such Opposition Statement; provided, further that each Party shall be permitted to make objective statements that reflect such Party’s view with respect to factual matters concerning specific acts or determinations of the other Party occurring during the Standstill Period, as long as such statements do not violate any other provision of this Agreement.
(d)The limitations set forth in Sections 3(a) or (b) hereof, as applicable, shall not prevent any Party from responding to any public statement made by the other Party of the nature described in Sections 3(a) or (b) hereof, as applicable, if such statement by the other Party was

Exhibit 10.01
EXECUTION VERSION
made in breach of this Agreement. In addition, any unpremeditated, private, and informal remark by Stockholder to any person that is not part of any coordinated communication or campaign, and is not intended or designed to circumvent, directly or indirectly, the restrictions contemplated by this Section 3 will not be deemed a breach of this Section 3.
SECTION 4.Representations and Warranties of the Company. The Company represents and warrants to Stockholder that (i) the Company has the corporate power and authority to execute this Agreement and to bind it thereto, (ii) this Agreement has been duly and validly authorized, executed and delivered by the Company, constitutes a valid and binding obligation and agreement of the Company, and is enforceable against the Company in accordance with its terms, except as enforcement thereof may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or similar laws generally affecting the rights and remedies of creditors and subject to general equity principles and (iii) the execution, delivery and performance of this Agreement by the Company does not and will not violate or conflict with (a) any law, rule, regulation, order, judgment or decree applicable to it, or (b) result in any breach or violation of or constitute a default (or an event which with notice or lapse of time or both could become a default) under or pursuant to, or result in the loss of a material benefit under, or give any right of termination, amendment, acceleration or cancellation of, any organizational document, or any material agreement, contract, commitment, understanding or arrangement to which the Company is a party or by which it is bound.
SECTION 5.Representations and Warranties of Stockholder. Stockholder represents and warrants to the Company that (i) this Agreement has been duly and validly authorized, executed and delivered by Stockholder, and constitutes a valid and binding obligation and agreement of Stockholder, enforceable against Stockholder in accordance with its terms, except as enforcement thereof may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or similar laws generally affecting the rights and remedies of creditors and subject to general equity principles, (ii) Stockholder beneficially owns an aggregate of 2,118,635 shares of Common Stock, (iii) the signatory, if not the Stockholder, has the power and authority to execute this Agreement and any other documents or agreements entered into in connection with this Agreement on behalf of the Stockholder, and to bind Stockholder to the terms hereof and thereof and (iv) the execution, delivery and performance of this Agreement by Stockholder does not and will not violate or conflict with (a) any law, rule, regulation, order, judgment or decree applicable to it, or (b) result in any breach or violation of or constitute a default (or an event which with notice or lapse of time or both could become a default) under or pursuant to, or result in the loss of a material benefit under, or give any right of termination, amendment, acceleration or cancellation of, any organizational document or any material agreement, contract, commitment, understanding or arrangement to which such member is a party or by which it is bound.
SECTION 6.No Other Discussions or Arrangements. Stockholder further represents and warrants to the Company that, as of the Effective Date, except as otherwise disclosed in this Agreement, publicly disclosed in its SEC filings (and in the case of a conflict, the figures provided in such filings shall be deemed to control) or otherwise specifically disclosed to the Company in writing prior to the Effective Date, to the best of Stockholder’s knowledge and after

Exhibit 10.01
EXECUTION VERSION
reasonable inquiry, (a) Stockholder does not own, of record or beneficially, any Voting Securities or any securities convertible into, or exchangeable or exercisable for, any Voting Securities, (b) Stockholder has not entered into, directly or indirectly, any agreements or understandings with any person (other than its own Representatives) with respect to any potential transaction involving the Company or the voting or disposition of any securities of the Company, and (c) Stockholder is not a member of or a participant in a “group” (within the meaning of Section 13(d)(3) of the Exchange Act) with respect to any Voting Securities as of the Effective Date.
SECTION 7.Press Release and SEC Filings
(a)The Company shall file with the SEC a Current Report on Form 8-K reporting its entry into this Agreement and appending this Agreement as an exhibit thereto (the “Form 8-K”). The Form 8-K shall be consistent with the terms of this Agreement. The Company shall provide Stockholder with reasonable opportunity to review and comment upon the Form 8-K prior to the filing thereof and shall consider in good faith any changes proposed by the Stockholder.
(b)Neither the Company nor Stockholder shall make or cause to be made, and the Company and Stockholder shall cause its and their respective Affiliates and Associates not to make or cause to be made, any public announcement or statement with respect to the subject matter of this Agreement that is contrary to the statements made in the Form 8-K or the terms of this Agreement without prior written consent of the other Party, except to the extent required by law or the rules of any national securities exchange.
(c)Stockholder is working to prepare a Schedule 13D to be filed with the SEC to report its beneficial ownership of the Common Stock and its entry into this Agreement (the “Stockholder Schedule 13D”). The Stockholder Schedule 13D shall be consistent with the terms of this Agreement. Stockholder shall provide the Company with a reasonable opportunity to review and comment on the Stockholder Schedule 13D Amendment prior to it being filed with the SEC and consider in good faith any such comments of the Company.
SECTION 8.Term; Termination. The term of this Agreement shall commence on the Effective Date and shall remain in effect until the expiration of the Standstill Period; provided, however, that (x) this Agreement shall automatically terminate upon the consummation of any Extraordinary Transaction, (y) Stockholder may earlier terminate this Agreement if the Company commits a material breach of its obligations under this Agreement that (if capable of being cured) is not cured within fifteen (15) days after the Company’s receipt of written notice from Stockholder specifying the material breach, or, if impossible to cure within fifteen (15) days, that the Company has not taken any substantive action to cure within such fifteen (15) day period, and (z) the Company may earlier terminate this Agreement if Stockholder commits a material breach of this Agreement (including any of its obligations under Section 1 and Section 2) that (if capable of being cured) is not cured within fifteen (15) days after Stockholder’s receipt of written notice from the Company specifying the material breach, or, if impossible to cure within fifteen (15) days, that Stockholder has not taken any substantive action to cure within such fifteen (15) day period. Notwithstanding anything to the contrary contained herein, the provisions of Section

Exhibit 10.01
EXECUTION VERSION
9 through Section 21 hereof shall survive the termination of this Agreement in accordance with its terms.
SECTION 9.Expenses. Each Party shall be responsible for its own fees and expenses in connection with the negotiation and execution of this Agreement and the transactions contemplated hereby.
SECTION 10.Governing Law; Jurisdiction. This Agreement shall be governed by and construed in accordance with the internal laws of the State of Delaware without giving effect to any choice or conflict of law provision or rule that would cause the application of laws of any jurisdiction other than those of the State of Delaware. Each Party agrees that it shall bring any suit, action, or other proceeding in respect of any claim arising out of or related to this Agreement (each, an “Action”) exclusively in (a) the Delaware Court of Chancery in and for New Castle County, (b) in the event (but only in the event) that such court does not have subject matter jurisdiction over such Action, the United States District Court for the District of Delaware or (c) in the event (but only in the event) that such court does not have subject matter jurisdiction over such Action, any other Delaware state court (collectively, the “Chosen Courts”), and, solely in connection with an Action, irrevocably (i) submits to the exclusive jurisdiction of the Chosen Courts, (ii) waives any jurisdictional defenses (including, without limitation, personal jurisdiction and venue) to any such Action, (iii) waives any objection that the Chosen Courts are an inconvenient forum or do not have jurisdiction over any Party and (iv) agrees that service of process upon such Party in any such Action shall be effective if notice is given in accordance with Section 14 hereof of this Agreement. Each Party agrees that a final judgment in any Action brought in the Chosen Courts shall be conclusive and binding upon each Party and may be enforced in any other courts, the jurisdiction of which each Party is or may be subject, by suit upon such judgment.
SECTION 11.Waiver of Jury Trial. EACH PARTY TO THIS AGREEMENT ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES AND, THEREFORE, EACH SUCH PARTY IRREVOCABLY AND UNCONDITIONALLY WAIVES TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LEGAL ACTION ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT. EACH PARTY TO THIS AGREEMENT CERTIFIES AND ACKNOWLEDGES THAT (A) NO REPRESENTATIVE OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT SEEK TO ENFORCE THE FOREGOING WAIVER IN THE EVENT OF A LEGAL ACTION, (B) SUCH PARTY HAS CONSIDERED THE IMPLICATIONS OF THIS WAIVER, (C) SUCH PARTY MAKES THIS WAIVER VOLUNTARILY, AND (D) SUCH PARTY HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 11.

Exhibit 10.01
EXECUTION VERSION
SECTION 12.Specific Performance. Each Party acknowledges and agrees that irreparable injury to the other Party may occur in the event any of the provisions of this Agreement are not performed in accordance with their specific terms or are otherwise breached and that such injury may not be adequately compensable by the remedies available at law (including, without limitation, the payment of money damages). It is accordingly agreed that each Party (the “Moving Party”) shall be entitled to seek specific enforcement of, and injunctive or other equitable relief as a remedy for any such breach or to prevent any violation or threatened violation of, the terms hereof, and the other Party will not take action, directly or indirectly, in opposition to the Moving Party seeking such relief on the grounds that any other remedy or relief is available at law or in equity. The Parties further agree to waive any requirement for the security or posting of any bond in connection with any such relief. The remedies available pursuant to this Section 12 shall not be deemed to be the exclusive remedies for a breach of this Agreement but shall be in addition to all other remedies available at law or equity.
SECTION 13.Certain Definitions. As used in this Agreement:
(a)“Affiliate” shall mean any “Affiliate” as defined in Rule 12b-2 promulgated by the SEC under the Exchange Act, including, without limitation, persons who become Affiliates subsequent to the Effective Date; provided, however, that, for purposes of this Agreement, Stockholder shall not be deemed an Affiliate of the Company and the Company shall not be deemed an Affiliate of Stockholder; provided, further, that this term shall refer only to Affiliates controlling or controlled by the Company or Stockholder, as applicable.
(b)“Associate” shall mean any “Associate” as defined in Rule 12b-2 promulgated by the SEC under the Exchange Act, and, for the avoidance of doubt, including, without limitation, persons who become Associates subsequent to the Effective Date; provided, that, for purposes of this Agreement, the Company shall not be deemed an Associate of Stockholder.
(c)“beneficial owner,” “beneficial ownership” and “beneficially own” shall have the same meanings as set forth in Rule 13d-3 promulgated by the SEC under the Exchange Act.
(d)“Board” shall mean the board of directors of the Company.
(e)“Change of Control” shall be deemed to have taken place if (i) any person is or becomes a beneficial owner, directly or indirectly, of securities of the Company representing more than fifty percent (50%) of the equity interests and voting power of the Company’s then-outstanding equity securities or (ii) the Company enters into a stock-for-stock transaction whereby immediately after the consummation of the transaction the Company’s stockholders retain, directly or indirectly, less than fifty percent (50%) of the equity interests and voting power of the surviving entity’s then-outstanding equity securities.
(f)“control” shall have the same meaning as set forth in Rule 12b-2 promulgated by the SEC under the Exchange Act.
(g)“Extraordinary Transaction” shall mean any equity tender offer, equity exchange offer, merger, acquisition, joint venture, business combination, financing,

Exhibit 10.01
EXECUTION VERSION
recapitalization, reorganization, restructuring, disposition, distribution, or other transaction with a Third Party that, in each case, would result in a Change of Control of the Company, liquidation, dissolution or other extraordinary transaction involving a majority of its equity securities or substantially all of its assets (determined on a consolidated basis), and, for the avoidance of doubt, including, without limitation, any such transaction with a Third Party that is submitted for a vote of the Company’s stockholders.
(h)“person” or “persons” shall mean any individual, corporation (including, without limitation, not-for-profit), general or limited partnership, limited liability company, joint venture, estate, trust, association, organization or other entity of any kind, structure or nature.
(i)“Representative” shall mean a person’s Affiliates and Associates and its and their respective directors, officers, employees, partners, members, managers, consultants, legal, financial or other advisors, agents and other representatives; provided, that when used with respect to the Company, “Representative” shall not include any non-executive employees.
(j)“Third Party” shall mean any person that is not (i) a party to this Agreement, (ii) a member of the Board, (iii) an officer of the Company or (iv) an Affiliate of any Party.
(k)“Voting Securities” means the Common Stock and any other securities of the Company entitled to vote in the election of directors.
SECTION 14Notices. All notices, requests, consents, claims, demands, waivers, and other communications hereunder shall be in writing and shall be deemed to have been given: (a) when delivered by hand (with written confirmation of receipt), (b) when received by the addressee if sent by a nationally recognized overnight courier (receipt requested), (c) on the date sent by email (with confirmation of transmission) if sent during normal business hours, and on the next business day if sent after normal business hours, or (d) on the third day after the date mailed, by certified or registered mail, return receipt requested, postage prepaid. Such communications must be sent to the respective Parties at the addresses set forth in this Section 14 (or to such other address that may be designated by a Party from time to time in accordance with this Section 14).
If to the Company, to its address at:
Harte Hanks, Inc.
1 Executive Drive, Suite 303
Attention: General Counsel
Email: Robert.Wyman@hartehanks.com
with copies (which shall not constitute notice) to:
Milbank LLP
55 Hudson Yards
New York, New York 10001-2163
Attention: Brett Nadritch; Scott

Exhibit 10.01
EXECUTION VERSION
Golenbock Email:
bnadritch@milbank.com
sgolenbock@milbank.com

If to Stockholder, to its address at:
103 Rockledge Road
Vail, Colorado 816575030
with copies (which shall not constitute notice) to:
Schulte, Roth & Zabel
919 Third Avenue
New York, New York 10022
Attention: Doug Koff; Charles
Clark Email:
Charles.Clark@srz.com
Douglas.Koff@srz.com
SECTION 15Mutual Releases
(a)In exchange for the consideration embodied in this Agreement, Stockholder on behalf of itself and its Associates, Affiliates and Representatives (the “Stockholder Release Parties”), hereby unconditionally and irrevocably releases, acquits, and forever discharges the Company and its predecessors, successors, officers, directors, trustees, members, employees, agents, counsel, insurers, Associates, Affiliates and Representatives (the “Company Release Parties”), of and from any and all manner of actions, suits, causes or causes of action, in law or in equity or before any governmental agency, debts, liens, contracts, agreements, promises, liabilities, claims, demands, damages, losses, costs and expenses, of any nature whatsoever, asserted or unasserted, fixed or contingent, liquidated or unliquidated, brought in any capacity (whether individually, collectively, through or on behalf of a class, derivatively, or otherwise), direct or indirect, known or unknown, disclosed or undisclosed, accrued or unaccrued, matured or not matured, arising out of any action, inaction, event or matter occurring prior to and including the date of this Agreement (collectively, “Claims”). The foregoing release shall not release (i) any rights or duties of the Company under this Agreement, (ii) any Claims or causes of action that Stockholder may have for the enforcement or breach of any provision of this Agreement, or (iii) any Claims involving fraud on the part of the Company.
(b)In exchange for the consideration embodied in this Agreement, the Company hereby unconditionally and irrevocably releases, acquits, and forever discharges the Stockholder Release Parties of and from any and all Claims. The foregoing release shall not release (i) any rights or duties of Stockholder under this Agreement, (ii) any Claims or causes of action that the Company may have for the enforcement or breach of any provision of this Agreement or (iii) any Claims involving fraud on the part of Stockholder.

Exhibit 10.01
EXECUTION VERSION
(c)Each Party represents and warrants that such Party has not heretofore transferred or assigned, or purported to transfer or assign, to any person any Claims herein released.
(d)Each Party waives any and all rights (to the extent permitted by state law, federal law, principles of common law, or any other law) that may have the effect of limiting the releases in this Section 15. Without limiting the generality of the foregoing, each Party acknowledges that there is a risk that the damages and costs that such Party believes such Party has suffered or will suffer may turn out to be other than or greater than those now known, suspected, or believed to be true. Facts on which each party has been relying in entering into this Agreement may later turn out to be other than or different from those now known, suspected, or believed to be true. Each Party acknowledges that in entering into this Agreement, such Party has expressed that such Party agrees to accept the risk of any such possible unknown Claims. The Parties acknowledge that they are aware of and familiar with the provisions of Section 1542 of the California Civil Code, which provides as follows: “A general release does not extend to claims that the creditor or releasing party does not know or suspect to exist in his or her favor at the time of executing the release and that, if known by him or her, would have materially affected his or her settlement with the debtor or released party.” The Parties hereby waive and relinquish all rights and benefits that they have under Section 1542 of the California Civil Code, or the law of any other country, territory, state or jurisdiction, or common law principle, to the same or similar effect. The Parties acknowledge that inclusion of the provisions of this subparagraph (d) of this Section 15 was a material and separately bargained for element of this Agreement.
(e)Each Party acknowledges and agrees that the releases and covenants provided for in this Section 15 are binding, unconditional, and final as of the date hereof. Neither the execution nor delivery of this Agreement, nor compliance with its terms, shall constitute an admission of any fault or liability on the part of any of the Parties. None of the Parties admit liability of any sort and, in fact, all Parties expressly deny any liability.
SECTION 16Entire Agreement. This Agreement constitutes the sole and entire agreement of the Parties with respect to the subject matter contained herein, and supersedes all prior and contemporaneous understandings, agreements, representations, and warranties, both written and oral, with respect to such subject matter. This Agreement may be amended, modified or supplemented only by an agreement in writing signed by each Party.
SECTION 17Severability. If any term or provision of this Agreement is invalid, illegal or unenforceable in any jurisdiction, such invalidity, illegality or unenforceability shall not affect any other term or provision of this Agreement or invalidate or render unenforceable such term or provision in any other jurisdiction.
SECTION 18Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which together shall be deemed to be one and the same agreement. A signed copy of this Agreement delivered by email or other means of electronic transmission shall be deemed to have the same legal effect as delivery of an original signed copy of this Agreement.

Exhibit 10.01
EXECUTION VERSION
SECTION 19Assignment. No Party may assign any of its rights or delegate any of its obligations hereunder without the prior written consent of the other Party. Any purported assignment or delegation in violation of this Section 19 shall be null and void. No assignment or delegation shall relieve the assigning or delegating Party of any of its obligations hereunder. This Agreement is for the sole benefit of the Parties and their respective successors and permitted assigns and nothing herein, express or implied, is intended to or shall confer upon any other person any legal or equitable right, benefit or remedy of any nature whatsoever under or by reason of this Agreement.
SECTION 20Waivers. No waiver by any Party of any of the provisions of this Agreement shall be effective unless explicitly set forth in writing and signed by the Party so waiving. No waiver by any Party shall operate or be construed as a waiver in respect of any failure, breach, or default not expressly identified by such written waiver, whether of a similar or different character, and whether occurring before or after that waiver. No failure to exercise, or delay in exercising, any right, remedy, power, or privilege arising from this Agreement shall operate or be construed as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power, or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power, or privilege.
SECTION 21Interpretation. Each Party acknowledges that it has been represented by counsel of its choice throughout all negotiations that have preceded the execution of this Agreement and that it has executed the same with the advice of said counsel. Each Party and its respective counsel cooperated and participated in the drafting and preparation of this Agreement and the documents referred to herein, and any and all drafts relating thereto exchanged among the Parties shall be deemed the work product of all Parties and may not be construed against any Party by reason of its drafting or preparation. Accordingly, any rule of law or any legal decision that would require interpretation of any ambiguities in this Agreement against any Party that drafted or prepared it is of no application and is expressly waived by each Party, and any controversy over interpretations of this Agreement shall be decided without regard to events of drafting or preparation. The headings set forth in this Agreement are for convenience of reference purposes only and shall not affect or be deemed to affect in any way the meaning or interpretation of this Agreement or any term or provision of this Agreement. In this Agreement, unless a clear contrary intention appears, (a) the word “including” (in its various forms) means “including, without limitation;” (b) the words “hereunder,” “hereof,” “hereto” and words of similar import are references in this Agreement as a whole and not to any particular provision of this Agreement; (c) the word “or” is not exclusive; (d) references to “Sections” in this Agreement are references to Sections of this Agreement unless otherwise indicated; and (e) whenever the context requires, the masculine gender shall include the feminine and neuter genders.

Exhibit 10.1
IN WITNESS WHEREOF, the Parties have executed this Agreement to be effective as of the Effective Date.
THE COMPANY:
Harte Hanks, Inc.
By: /s/ John H. Griffin, Jr.
Name: John H. Griffin, Jr.
Title: Chairman of the Board
THE STOCKHOLDER:
By: /s/ Gary S. Rosenbach
Gary S. Rosenbach

By: /s/ Susan Rosenbach
Susan Rosenbach

[Signature Page to Cooperation Agreement]